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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-200160) of PRA Health Sciences, Inc. of our report dated February 27, 2013 relating to the consolidated financial statements of PRA Holdings, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 3, 2015

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  Exhibit 23.2